EXHIBIT 10.6

D.X.K.Z. No. DG-20180627-1

Supply Agreement

(English Translation)

Guangzhou Donggao New Material Co., Ltd.

Supply Agreement

Preamble

According to the Contract for the Licensed Production of Patented Products numbered D.X.K.Z. No. DG-20180627, both parties enter into the following agreement for the Contract for Supply in Batches after friendly negotiation:

Supplier: Foshan Chenshi Environmental Protection Materials Co., Ltd.

Demander: Guangzhou Donggao New Material Co., Ltd.

Project Name: Customization of Antique-Style Narrow Bricks Contract Number: D.X.K.Z. No. DG-20180627 Batch Contract Number: D.X.K.Z. No. DG-20180627-1			Place of Signature: Gao Ming Date of Signature: 06.30.2018
Product Specification, Type and Delivery
Product	Type	Specification	Quantity (m2)	Unit Price (RMB / m2 / Piece)	Amount (RMB)
Antique-Style Narrow Brick	“I”-Shaped Narrow Brick	390*25*90mm	20,000.00	13/m2/28	260,000.00
	“L”-Shaped Narrow Brick	(390+190)*25*90mm	To be determined	28/m2/28
Total Amount (In Words): RMB TWO HUNDRED AND SIXTY THOUSAND ONLY (In Figures): RMB 260,000.00
Place of Delivery: To be notified
Delivery Date: To be notified in writing or by fax or courier service
Mode of Transportation and Delivery: The Supplier shall handle transportation formalities on condition that the freight is borne by the Demander.
Remarks: This price is an ex-works price including tax and shall be based on the actual delivery quantity

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I. Product Specification, Quality and Packing Standards

Product Specification, Quality, Packing and Transportation Standards
Product	Type	Specification and Size (External Finishing)			Production Quality, Inspection and Acceptance Standards and Transportation Specification
Antique-Style Narrow Brick	“I”-Shaped Narrow Brick	Length	L	390	1. The breaking strength shall not be less than 3.0Mpa. 2. For other production, quality, inspection and acceptance standards, refer to: Mortised Concrete Bricks and Blocks DB44/T1824-2016
		Breadth	B	25
		Height	H	90
	“L”-Shaped Narrow Brick	Length	L	390+190
		Breadth	B	25
		Height	H	90
Packing and Loading

1. Wooden boards, waterproof stretch film and external wrappage shall be used for transportation within Guangdong Province

2. Carton packing shall be used for transportation outside Guangdong Province.

1. Goods shall be loaded according to full truck load requirements.

2. It shall be ensured that the product packing on the truck will not be loosened.

3. Factory delivery and receiving documents shall be handled and a delivery inspection report shall be provided.

Place of Delivery: To be notified
Mode of Transportation and Delivery: The Supplier shall handle transportation formalities on condition that the freight is borne by the Demander.
Remarks: This price is an ex-works price including tax and shall be based on the actual delivery quantity

II. Order and Delivery Period

1.	The Supplier and the Demander shall sign the Batch Contract. After receipt of a deposit, the Supplier may place an order for production molds and adjust the arrangements for production personnel. Because it takes a long time to place an order for production molds, 60 days after signature of the Batch Contract shall be the Supplier’s adjustment period and the Supplier shall not commence normal production until such 60 days expire.

2.	The Demander shall notify the Supplier of the delivery date of each batch not less than two working days before delivery (The Demander shall give such notice in writing or by fax or courier service). As for the delivery date of the first batch, delivery shall commence five days after receipt of the Demander’s notice. As for the delivery date of the second batch, goods shall be delivered within two days after receipt of the notice.

III. Inspection and Acceptance Method

1.	The Demander’s personnel staying (irregularly) on the production site will receive, inspect and accept goods. The Supplier shall provide office tables for one to two people and the Demander will not pay additional office expenses.

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2.	The Supplier and the Demander shall inspect and accept products according to product quality standards. After both parties sign, inspect and accept such products, all the products delivered by the Supplier shall be deemed to comply with contractual provisions and the Demander shall not refuse to pay the purchase price thereof with any excuse.

3.	Once the products produced by the Supplier are confirmed by the Demander and leaves the factory, the Supplier will not bear any quality and financial responsibility. However, the Supplier shall be responsible for any problem arising from the nonconformity of the packing.

IV. Payment Method

Within 10 working days after signature of the first Batch Contract, the Demander shall pay the Supplier a deposit equal to 20% of the total price of the products under such Batch Contract, the remaining purchase price shall be settled at the end of each month, and the current month’s purchase price shall be fully paid in lump sum within fifteen working days after such payment. The paid deposit shall be deducted according to 10% of the purchase price based on a monthly statement period of 30 days. Starting with the second Batch Contract, the deposit will be adjusted as 15% of the total price of the products thereunder.

V. Liability for Breach

1.	It is specially agreed herein that the Demander only licenses the Supplier to produce instead of selling and using; if the Demander suffers any loss due to the Supplier’s breach of this agreement, the Supplier shall bear compensation liability.

2.	If the Supplier cannot produce according to the Demander’s quality requirements after signature hereof so that the agreed delivery period is affected, the Supplier shall pay the Demander 1.2‰ liquidated damages for each day.

3.	If the Supplier cannot complete production on time after signature hereof so that the agreed delivery period is affected, the Supplier shall pay the Demander 1.2‰ liquidated damages for each day.

4.	If the Demander fails to make payment on time, the Supplier shall be entitled to stop supply and none of the responsibilities and losses caused thereby shall be borne by the Supplier.

5.	If the Demander defaults on any progress payment or the balance, the Demander shall pay the Supplier 1.2‰ liquidated damages for each day.

6.	The Demander shall not terminate any order for any reason after both parties’ signature and confirmation thereof; otherwise all of the Supplier’s financial losses shall be borne by the Demander.

VI. Confidentiality Obligations

1.	The Demander authorizes and licenses the Supplier to produce patented products (refer to Appendix 2 for details), and the Supplier shall be responsible for maintaining the confidentiality of the patented product technology provided by and the production process orally instructed by the Demander and shall not disclose such patent technology or production process or any clause or provision hereof (including all the orders and appendices) to any third party.

2.	If the Supplier breaches any confidentiality obligation and any provision hereof within the term hereof, the Demander shall be entitled to terminate this Contract, cancel all the orders that are not completed by the Supplier and require the Supplier to compensate the Demander for all the direct financial losses caused thereby.

3.	Confidentiality obligations specified herein: Such confidentiality obligations shall remain valid within the term hereof and for two (2) years after completion of performance of all of both parties’ obligations hereunder.

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VII. Arbitration Clause

This Contract is entered into by and between the Supplier and the Demander according to the Contract Law of the People’s Republic of China and other relevant laws and regulations and on the basis of equality, voluntariness, fairness and good faith. In case of any dispute arising from this Contract, the Supplier and the Demander shall endeavor to resolve it through negotiation or by application for mediation; if such negotiation or mediation fails, the first manner below shall apply:

1.	Submit the dispute to Guangzhou Arbitration Commission for arbitration.

2.	File a lawsuit with Guangzhou Municipal People’s Court.

VIII. Miscellaneous

This Contract is made in four counterparts; the Supplier holds three counterparts, the Demander holds one counterpart, and all the counterparts have the same legal force. This Contract shall take effect on the date of signature and sealing by both parties; with respect to matters not covered herein, both parties shall negotiate and sign a supplementary agreement which shall have the same legal force as this Contract.

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This page is a signature page and is used for signature only.

Supplier: Foshan Chenshi Environmental Protection Materials Co., Ltd.

Address: Foot of South Pengshan Mountain, Fuwan, Hecheng Subdistrict, Gaoming District, Foshan City

Legal Representative / Contact Person: Mao Aihua                    Agent:

Tel: 0757-8893-3088

Fax: 0757-8893-3668

Bank:

Account Number:

Demander: Guangzhou Donggao New Material Co., Ltd.

Address: Room 516, 436 Dongjiao North Road, Liwan District, Guangzhou City

Legal Representative / Contact Person:

Tel: 13809237183 Deng Qien

Fax:

Bank:

Account Number:

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